CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 26, 2011, relating to the financial statements and financial highlights which appear in the November 30, 2010 Annual Report to Shareholders of the Allianz Funds Multi-Strategy Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
August 31, 2011